Bandwidth Announces Fourth Quarter and Full Year 2024 Financial Results
Reported quarterly and full year record revenue and record profitability
Achieved net operating cash flow of $84 million and record free cash flow in 2024

February 20, 2025

Conference Call
Bandwidth will host a conference call to discuss financial results for the fourth quarter and full year ended December 31, 2024 on February 20, 2025. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2024.
“2024 was a transformative year for Bandwidth, delivering record financial results and groundbreaking product innovation,” said David Morken, CEO of Bandwidth. “Our capabilities in Voice AI and enterprise-grade solutions are resonating strongly with customers, driving deeper adoption of our cloud communications platform. As we enter 2025, we believe we are well-positioned to capitalize on our momentum, expand our market leadership, and help our customers unlock new value through innovative AI-powered communications solutions.”

Fourth Quarter and Full Year 2024 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months and years ended December 31, 2024 and 2023 ($ in millions).

Conference Call Details
February 20, 2025
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through February 27, 2025 by dialing 877-344-7529 or
412-317-0088 for international callers, and entering passcode 9463646.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$210	$165	$748	$601
Gross Margin	36%	38%	37%	39%
Non-GAAP Gross Margin (1)	58%	55%	57%	55%
Net loss	$(2)	$(11)	$(7)	$(16)
Adjusted EBITDA (1)	$23	$19	$82	$48
Net cash flows from operating activities	$37	$19	$84	$39
Free Cash Flow (1)	$30	$13	$59	$19

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Bandwidth delivered outstanding financial results in 2024, with 25 percent revenue growth, record non-GAAP gross margin, and a 70 percent increase in Adjusted EBITDA,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “Our business momentum remains strong, driven by enterprise adoption, AI-driven product innovation, and disciplined execution. Looking forward to 2025, we are guiding normalized revenue growth in the range of 8 to 11 percent, accompanied by continued growth in profitability and related free cash flow.”

Fourth Quarter Customer and Operational Highlights
•A Fortune 25 healthcare company chose Bandwidth to provide voice services for their cloud contact center, utilizing Maestro’s integration to seamlessly transition between CCaaS platforms.
•A well-known global cruise line selected Bandwidth for their first-ever cloud contact center deployment, seeking capability and flexibility for current and future communication needs. Maestro’s integration ensured a smooth migration to the cloud, while Bandwidth’s owner-operated network provided mission-critical reliability.
•Bandwidth was named a Leader for the fourth consecutive time in the IDC MarketScape: Worldwide CPaaS 2025 Vendor Assessment (doc #US52039625, Feb. 2025).

Financial Outlook
Bandwidth is providing guidance for its first quarter and full year 2025 as follows (in millions) based on current indications for its business.
For the full year 2025, Bandwidth’s revenue guidance projects 8 percent to 11 percent year-over-year growth when adjusting for the expected cyclical reduction in political campaign messaging activity, which resulted in revenue in the first quarter and full year 2024 of approximately $8 million and $62 million, respectively.

	1Q 2025 Guidance	Full Year 2025 Guidance
Revenue	$168 - $170	$740 - $760
Adjusted EBITDA	$16 - $18	$82 - $90

Bandwidth has not reconciled its first quarter and full year 2025 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Citizens JMP Technology Conference in San Francisco, CA. Fireside chat with David Morken, CEO on Tuesday, March 4th at 9:30AM Pacific Time.
•Morgan Stanley Technology, Media, & Telecom Conference in San Francisco, CA. Fireside chat with David Morken, CEO on Tuesday, March 4th at 1:50PM Pacific Time.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending March 31, 2025 and year ending December 31, 2025, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$209,969	$165,386	$748,487	$601,117
Cost of revenue	133,458	103,336	468,529	364,960
Gross profit	76,511	62,050	279,958	236,157
Operating expenses
Research and development	31,412	28,883	118,627	104,188
Sales and marketing	28,208	26,269	109,698	102,063
General and administrative	19,562	16,933	71,692	65,363
Total operating expenses	79,182	72,085	300,017	271,614
Operating loss	(2,671)	(10,035)	(20,059)	(35,457)
Other (expense) income, net	(252)	(665)	11,106	16,154
Loss before income taxes	(2,923)	(10,700)	(8,953)	(19,303)
Income tax benefit (provision)	1,164	(234)	2,429	2,960
Net loss	$(1,759)	$(10,934)	$(6,524)	$(16,343)

Net loss per share, basic and diluted	$(0.06)	$(0.42)	$(0.24)	$(0.64)

Weighted average number of common shares outstanding, basic and diluted	27,882,092	25,829,587	27,209,698	25,612,724

The Company recognized total stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Cost of revenue	$515	$558	$1,638	$1,136
Research and development	5,826	6,383	20,433	15,661
Sales and marketing	2,090	2,448	8,105	6,273
General and administrative	4,781	5,278	18,186	13,922
Total	$13,212	$14,667	$48,362	$36,992

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$81,812	$131,987
Marketable securities	1,975	21,488
Accounts receivable, net of allowance for doubtful accounts	86,455	78,155
Deferred costs	3,729	4,155
Prepaid expenses and other current assets	13,841	16,990
Total current assets	187,812	252,775
Property, plant and equipment, net	176,823	177,864
Operating right-of-use asset, net	153,601	157,507
Intangible assets, net	145,355	166,914
Deferred costs, non-current	4,355	4,586
Other long-term assets	3,977	5,530
Goodwill	317,243	335,872
Total assets	$989,166	$1,101,048
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,362	$34,208
Accrued expenses and other current liabilities	98,121	69,014
Current portion of deferred revenue	7,031	8,059
Advanced billings	3,698	6,027
Operating lease liability, current	3,111	5,463
Total current liabilities	140,323	122,771
Other liabilities	576	386
Operating lease liability, net of current portion	219,191	220,548
Deferred revenue, net of current portion	7,955	8,406
Deferred tax liability	27,304	33,021
Convertible senior notes	281,284	418,526
Total liabilities	676,633	803,658
Stockholders’ equity:
Class A and Class B common stock	29	26
Additional paid-in capital	435,927	391,048
Accumulated deficit	(71,414)	(64,890)
Accumulated other comprehensive loss	(52,009)	(28,794)
Total stockholders’ equity	312,533	297,390
Total liabilities and stockholders’ equity	$989,166	$1,101,048

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(6,524)	$(16,343)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	49,242	41,717
Non-cash reduction to the right-of-use asset	3,601	9,323
Amortization of debt discount and issuance costs	1,709	2,520
Stock-based compensation	48,362	36,992
Deferred taxes and other	(4,452)	(5,942)
Gain on sale of intangible asset	(1,000)	—
Net gain on extinguishment of debt	(10,267)	(12,767)
Changes in operating assets and liabilities:
Accounts receivable	(8,725)	(3,454)
Prepaid expenses and other assets	4,062	2,141
Accounts payable	(4,639)	5,385
Accrued expenses and other liabilities	18,108	(10,592)
Operating right-of-use liability	(5,594)	(9,979)
Net cash provided by operating activities	83,883	39,001
Cash flows from investing activities
Purchase of property, plant and equipment	(13,986)	(9,257)
Refund of deposits for construction in progress	2,707	—
Capitalized software development costs	(11,394)	(10,642)
Purchase of marketable securities	(34,050)	(80,625)
Proceeds from sales and maturities of marketable securities	53,502	130,120
Proceeds from sale of business	779	1,253
Proceeds from sale of intangible assets	1,000	—
Net cash (used in) provided by investing activities	(1,442)	30,849
Cash flows from financing activities
Borrowings on line of credit	206,500	—
Repayments on line of credit	(206,500)	—
Payments on finance leases	(87)	(157)
Net cash paid for debt extinguishment	(128,534)	(51,259)
Payment of debt issuance costs	(524)	(710)
Proceeds from exercises of stock options	167	413
Value of equity awards withheld for tax liabilities	(2,295)	(1,062)
Net cash used in financing activities	(131,273)	(52,775)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,241)	610
Net (decrease) increase in cash, cash equivalents, and restricted cash	(50,073)	17,685
Cash, cash equivalents, and restricted cash, beginning of period	132,307	114,622
Cash, cash equivalents, and restricted cash, end of period	$82,234	$132,307

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Gross Profit	$76,511	$62,050	$279,958	$236,157
Gross Profit Margin %	36%	38%	37%	39%
Depreciation	4,396	4,483	18,532	16,273
Amortization of acquired intangible assets	1,934	1,947	7,811	7,810
Stock-based compensation	515	558	1,638	1,136
Non-GAAP Gross Profit	$83,356	$69,038	$307,939	$261,376
Non-GAAP Gross Margin % (1)	58%	55%	57%	55%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $144 million and $126 million in the three months ended December 31, 2024 and 2023, respectively, and $540 million and $479 million for the years ended December 31, 2024 and 2023, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss	$(1,759)	$(10,934)	$(6,524)	$(16,343)
Stock-based compensation	13,212	14,667	48,362	36,992
Amortization of acquired intangibles	4,370	4,314	17,503	17,274
Amortization of debt discount and issuance costs for convertible debt	312	484	1,492	2,004
Net cost associated with early lease terminations and leases without economic benefit	4	2,779	2,387	3,954
Net gain on extinguishment of debt	—	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	—	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	257	378	(571)	1,171
Estimated tax effects of adjustments (2)	(4,832)	(864)	(11,486)	(5,525)
Non-GAAP net income	$11,564	$10,824	$40,896	$22,760
Interest expense on Convertible Notes (3)	251	317	1,118	1,287
Numerator used to compute Non-GAAP diluted net income per share	$11,815	$11,141	$42,014	$24,047

Net loss per share, basic and diluted	$(0.06)	$(0.42)	$(0.24)	$(0.64)

Non-GAAP net income per Non-GAAP share
Basic	$0.41	$0.42	$1.50	$0.89
Diluted	$0.37	$0.38	$1.34	$0.83

Weighted average number of shares outstanding, basic and diluted	27,882,092	25,829,587	27,209,698	25,612,724

Non-GAAP basic shares	27,882,092	25,829,587	27,209,698	25,612,724
Convertible debt conversion	1,779,025	3,317,023	2,321,106	3,442,229
Stock options issued and outstanding	26,288	12,248	29,731	39,152
Nonvested RSUs outstanding	1,958,506	—	1,822,530	—
Non-GAAP diluted shares	31,645,911	29,158,858	31,383,065	29,094,105
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.3 million and $0.4 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2024 and 2023, (ii) $1.0 million gain on the sale of an intangible asset and $0.4 million of losses on disposals of property, plant and equipment during the year ended December 31, 2024, and (iii) $0.4 million of expense resulting from the early termination of our undrawn SVB credit facility and $0.8 million of losses on disposals of property, plant and equipment during the year ended December 31, 2023.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 18.1% and 10.1% for the years ended December 31, 2024 and 2023, respectively. For the year ended December 31, 2024, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2024. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of December 31, 2024, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss	$(1,759)	$(10,934)	$(6,524)	$(16,343)
Income tax (benefit) provision	(1,164)	234	(2,429)	(2,960)
Interest expense (income), net	771	(369)	1,861	808
Depreciation	7,732	7,716	31,739	24,443
Amortization	4,370	4,314	17,503	17,274
Stock-based compensation	13,212	14,667	48,362	36,992
Net cost associated with early lease terminations and leases without economic benefit	4	2,779	2,387	3,954
Net gain on extinguishment of debt	—	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	—	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	257	378	(571)	769
Adjusted EBITDA	$23,423	$18,785	$82,061	$48,170
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.3 million and $0.4 million of losses on disposals of property, plant and equipment during the three months ended December 31, 2024 and 2023, (ii) $1.0 million gain on the sale of an intangible asset and $0.4 million of losses on disposals of property, plant and equipment during the year ended December 31, 2024, and (iii) $0.8 million of losses on disposals of property, plant and equipment during the year ended December 31, 2023.

Free Cash Flow

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$36,518	$19,268	$83,883	$39,001
Net cash used in investing in capital assets (1)	(6,173)	(6,228)	(25,380)	(19,899)
Free cash flow	$30,345	$13,040	$58,503	$19,102
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.